EXECUTIVE SUMMARY

RMMC is an early stage mineral exploration and proprietary technology company and as such is subject to the risks associated with such companies, including the difficulty of obtaining financing and the necessity to compete with other competitors who have greater financial and other resources. Readers are advised to consult RMMC's SEC filings for complete details of applicable risk factors, at www.sec.gov.

This document includes statements that constitute "forward-looking" statements, usually containing the words "believe", "estimate", "plan", "project", "expect", "intend" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, RMMC's limited operating history, future trends in mineral prices, the availability of capital, availability of equipment and supplies, geological or mechanical difficulties affecting RMMC's planned geological work programs, uncertainties surrounding estimates of mineralized material, and inability to successfully conclude processing agreements or joint venture agreements under negotiation or planned to be negotiated. RMMC has no known mineral reserves on its properties and additional exploration work is required before proved or probable mineral reserves can be established. There is no assurance that the results of RMMC's exploration programs will result in the discovery of commercial reserves or a decision to enter into commercial production.

CONTACT INFORMATION
2580 Anthem Village Dr.
Henderson, NV 89052
(702) 588-5973 | Fax (866) 381-2090
CEO:   K. Ian Matheson
CFO:   Jason S. Mitchell
Director:   Michael Boyko
Chief Metallurgist:   Robert Gunnison
Plant Manager:   Ricardo Barbosa

OUR BUSINESS
Royal Mines and Minerals Corporation (RMMC). Our team has committed decades to the research and refinement of precious metal extraction. We have developed a closed loop, zero liquid discharge, leach extraction process (EFFECT). The process is highly efficient and cost effective. The goal of RMMC is to use our EFFECT on our own properties, toll process ore for other mines, reprocess existing tailings piles for precious metals recovery and remediation, license our EFFECT to entities in need of precious metals recovery, and joint venture properties for expansion and development.

ECONOMICS AND RECOVERY
RMMC processing costs are significantly lower than alternative technologies. Our typical cost per ton in lixiviant, energy and equipment costs are between $25 and $40 per ton of ore processed. Alternate recovery methods start at well over three times our cost per ton. Additionally, chemical leaching is well known as an effective precious metals recovery method, however gold recovery from sulfide ores has proven difficult with cyanide. Generally, the recovery for cyanide leaching of sulfide or refractory ores is no better than 30%, which in most cases is not a worthwhile venture. Our EFFECT extracts precious metals from virtually any ore type up to 70 times faster than cyanide and our recovery rates are typically above 90% of assayable value.

WWW.ROYALMMC.COM

ROYAL MINES
EFFECT

ENVIRONMENTALLY
FRIENDLY
FOCUSED
EXTRACTION AND COLLECTION
TECHNOLOGY

RMMC has a production pilot facility in Phoenix, Arizona, designed as a compact, modular, cost efficient, turn-key operation, with an existing capacity of processing 10 tons of ore per day. Scale up can be accomplished by implementing multiple modular footprints of the baseline design. RMMC provides the necessary innovation and technology for environmentally friendly mining, with zero liquid emissions.

Our team possesses the technical and engineering expertise and the public company experience to execute RMMC’s business objectives. Our corporate mission is to implement our EFFECT on licensees’ assets, as well as our mining assets, bringing on-line commercial scale production for the extraction, separation, and sale of the precious and base metals from various mining assets

COMPANY OBJECTIVES

  Negotiate toll processing agreements and maximize the Phoenix facilities processing potential.
  Assemble and sell modular processing plants to other mining companies. These systems will use our E.F.F.E.C.T. technology for the recovery of precious metals and generate royalties from license agreements.
  Initiate a new plan of operations for approval by the BLM to drill and develop recovery of fine grain gold deposits in sedimentary strata of the 1920 acre claims in Piute Valley Nevada.
  Negotiate a joint venture contract with Deer Trail Mining LLC in Marysvale, Utah to: process concentrates from their active mining and milling operations and deep drill multiple targets on their 2,800 acres of private patented claims. In excess of 60,000 acres could be available under a joint venture contract.
  Negotiate a joint venture with SINDUR for a toll processing refinery in Mazatlan.
  Negotiate toll processing agreements with associates of SINDUR located in Mexico.
  Joint venture the Greene Lyon business model to process electronic scrap, expand the model to include whole e- scrap and pursue possible opportunities with government grants and subsidy allocations from government agencies.

STRENGTHS OF RMMC
People with experience in production, mining, toll processing ore, and operating a public company;
Facility: we have our own pilot facility to extract precious metals from any ore type at up to 10 tons/day.
Technology: we have technologies that make processing precious metals efficient, cost effective and environmentally friendly

WWW.ROYALMMC.COM

EXPANSION OF EXISTING PHOENIX FACILITY – We need to immediately expand our current operations from 1,000 lbs per hour to 2,000 lbs per hour as well as add a large electrowinning system to handle significant quantities of high silver concentrate. We will need to further expand our own facilities to accommodate 4 tons per hour as soon as possible. Investment required: Stage one $600,000; Stage two $5,000,000

MODULAR EQUIPMENT PROCESSING PLANTS – We have strong interest from numerous entities that need our processing equipment and EFFECT technology. We have outstanding quotes for multiple systems currently active. These packages, if accepted, will result in cash flow into RMMC from the associated license royalties.

PIUTE VALLEY NEVADA PROJECTS – We have ongoing concentration testing on several properties in the Searchlight Nevada area. These areas have shown values in gold and require additional testing and drilling to validate the commercialization of the deposits. We are presently preparing a permit application for approval to expand our investigations.

DEER TRAIL MINING LLC (DTM) has significant historic mining and production records that show over $182,000,000 in extracted gold and over $38,000,000 in extracted silver value in today’s dollars ($900 Au and $12 Ag value used for calculations). Existing mining and milling operations are ongoing but need significant expansion. Millions of dollars have been invested by DTM and associated partners on the active 300 ton per day milling and concentration circuit. RMMC is presently processing concentrate produced at the DTM. We are actively negotiating a joint venture that requires $2,000,000 to initiate. This will encompass expansion of existing mining operations and redevelopment of historic workings. Concentrate produced at the mill site will be stockpiled and sent to the RMMC Phoenix facility for refinement at a maximum rate of 25 tons per day. While this is ongoing, we will need to construct a 4 ton per hour EFFECT circuit on joint venture RMMC / Deer Trail Mine property in order to keep up with the process rate. Investment required: Stage one $2.0 million, Stage 2 $5.0 million.

GREENE LYON is an existing licensee of RMMC. They need to construct an e-scrap recycling facility. They have commitments from suppliers for the e-ore as well as all of the technical expertise to build the facility and run the operations. If RMMC funds the initial development, we can participate in a 40% ownership. The repayment of the initial investment could be accomplished within 15 months. The long term goal is to construct and operate regional e-scrap processing centers in major metropolitan centers. Remediation of e-scrap waste is an environmental imperative and should be a positive business model. Investment required: $7.0 million.

SINDUR has ownership of active mines in the state of Sinaloa, Mexico. We are in negotiations to develop a joint venture refinery located in Mazatlan. Investment required: $5.0 million.